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                                                                                                                     EXHIBIT (12)

                                                  Republic Bancorp Inc.
                Calculations of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

                                            For the Six Months
                                               Ended June 30,                           For the Year Ended December 31,
                                          ---------------------     -------------------------------------------------------------
                                            2001         2000         2000         1999         1998         1997          1996
                                          --------     --------     --------     --------     --------     --------      --------
 Including Interest on Deposits:

 Fixed charges:
       Total interest expense             $105,830     $100,125     $213,680     $171,396     $173,649     $148,666      $123,973
       Interest portion of rent expense        491          515          998        1,007          860          751           665
       Preferred stock dividend              1,361        1,361        2,723        2,723        2,723        1,218             -
                                          --------     --------     --------     --------     --------     --------      --------
           Fixed charges including
               interest on deposits       $107,682     $102,001     $217,401     $175,126     $177,232     $150,635      $124,638
                                          ========     ========     ========     ========     ========     ========      ========
 Earnings:
       Net income                         $ 22,117     $ 23,418     $ 45,677     $ 14,911     $ 38,952     $ 33,114      $ 23,673
       Income taxes                         11,343       12,263       22,945       10,745       20,627       17,636         8,067
       Extraordinary item                        -            -            -            -            -            -           388
       Fixed charges, as above             107,682      102,001      217,401      175,126      177,232      150,635       124,638
                                          --------     --------     --------     --------     --------     --------      --------
           Earnings for purposes
               of calculation             $141,142     $137,682     $286,023     $200,782     $236,811     $201,385      $156,766
                                          ========     ========     ========     ========     ========     ========      ========
 Ratio of earnings to combined
       fixed charges and preferred
       stock dividends including
       interest on deposits                   1.31  x      1.35  x      1.32  x      1.15  x      1.34  x      1.34  x       1.26  x


 Excluding Interest on Deposits:

 Fixed charges:
       Total interest expense excluding
           interest on deposits           $ 42,020     $ 43,167     $ 90,518     $ 64,823     $ 63,349     $ 51,719      $ 37,846
       Interest portion of rent expense        491          515          998        1,007          860          751           665
       Preferred stock dividend              1,361        1,361        2,723        2,723        2,723        1,218             -
                                          --------     --------     --------     --------     --------     --------      --------
           Fixed charges excluding
               interest on deposits       $ 43,872     $ 45,043     $ 94,239     $ 68,553     $ 66,932     $ 53,688      $ 38,511
                                          ========     ========     ========     ========     ========     ========      ========
 Earnings:
       Net income                         $ 22,117     $ 23,418     $ 45,677     $ 14,911     $ 38,952     $ 33,114      $ 23,673
       Income taxes                         11,343       12,263       22,945       10,745       20,627       17,636         8,067
       Extraordinary item                        -            -            -            -            -            -           388
       Fixed charges, as above              43,872       45,043       94,239       68,553       66,932       53,688        38,511
                                          --------     --------     --------     --------     --------     --------      --------
           Earnings for purposes
               of calculation             $ 77,332     $ 80,724     $162,861     $ 94,209     $126,511     $104,438      $ 70,639
                                          ========     ========     ========     ========     ========     ========      ========
 Ratio of earnings to combined
       fixed charges and preferred
       stock dividends excluding
       interest on deposits                   1.76  x      1.79  x      1.73  x      1.37  x      1.89  x      1.95  x       1.83  x
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